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                                                                  EXHIBIT 10.9.2

                               FIRST AMENDMENT OF
                      THE 1998 CHANCELLOR MEDIA CORPORATION
                                STOCK OPTION PLAN


                  This First Amendment of the 1998 Chancellor Media Corporation Stock Option Plan (the "Plan") is made effective as of the 13th day of July, 1999 by AMFM Inc. (formerly known as Chancellor Media Corporation), a Delaware corporation (the "Company").

                  WHEREAS, each of the Board of Directors of the Company and the stockholders of the Company have heretofore adopted and approved the Plan;

                  WHEREAS, as of the date hereof, the Company has changed its name from Chancellor Media Corporation to AMFM Inc. pursuant to that certain merger of July 13, 1999 (the "Merger") according to the Agreement and Plan of Merger, dated as of August 26, 1998, and amended and restated as of April 29, 1999, by and among the Company, Capstar Broadcasting Corporation, a Delaware corporation, CBC Acquisition Company, Inc., a Delaware corporation, and CMC Merger Sub, Inc. a Delaware corporation and wholly-owned subsidiary of the Company;

                  WHEREAS, the Company desires to amend the Plan to permit the assignment and transfer of Options thereunder in certain circumstances.

                  NOW, THEREFORE, the Plan is amended as follows:

                  1. TITLE OF PLAN.

         The title of the Plan, as set forth on the first page of the Plan, is hereby amended to read, in its entirety, as follows:

                               "THE 1998 AMFM INC.
                               STOCK OPTION PLAN"

                  2. SECTION 1.7.

         Section 1.7 is amended and restated to read, in its entirety, as follows:

         "Company.  "Company" shall mean AMFM Inc., a Delaware corporation."

                  3. SECTION 1.20.

         Section 1.20 is amended and restated to read, in its entirety, as follows:





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         "Plan. "Plan" shall mean this 1998 AMFM Inc. Stock Option Plan."

                  4. SECTION 7.1.

         Section 7.1 of the Plan is amended in its entirety as follows:

         "Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such Options have been exercised, or the shares underlying such Options have been issued, and all restrictions applicable to such shares have lapsed; provided, however, that any Optionee may, subject to the approval of the Committee, have an Option issued directly in the name of, or assign or otherwise transfer an Option to, a trust or limited partnership established for the benefit of such Optionee and his spouse, siblings, parents, children and/or grandchildren. If an assignment or other transfer if an Option is made to a trust or limited partnership with the approval of the Committee, the same terms and conditions of the Option as would have been applicable if the Optionee held the Option shall apply to such trust or limited partnership, including, but not limited to, any limitations on the vesting and exercisability of the Option by reason of the Optionee's termination of employment. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence."

                  In all other respects, the Plan is ratified and confirmed.

                                     AMFM INC. (formerly known as
                                     CHANCELLOR MEDIA CORPORATION)



                                     By: /s/ Kathy Archer
                                        ----------------------------------------
                                     Name:   Kathy Archer
                                     Title:  Vice President